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                                                                Exhibit 10(i)(D)

                                    AMENDMENT

          AMENDMENT dated as of March 31, 2003 to the Note Purchase Agreement dated as of October 31, 1996 between The Interpublic Group of Companies, Inc. (the "Company") and The Prudential Insurance Company of America, as amended (the "Agreement"). Capitalized terms used but not defined herein are used with the meanings given to those terms in the Agreement and the Notes (as defined below). The persons listed below as Holders hold at least 66-2/3% of the aggregate outstanding principal amount of 9.41% Senior Notes due 2006 issued pursuant to the Agreement (the "Notes").

          1. The Company and the undersigned Holders hereby agree to amend
Section 6A(ii) of Paragraph 6 of the Agreement to replace the phrase "0.20 for the consecutive four quarters ending March 31, 2003" with the phrase "0.187 for the consecutive four quarters ending March 31, 2003".

          2. Except as expressly provided herein, the Agreement shall remain in full force and effect and this Amendment shall not operate as a waiver of any right, power or remedy of any Holder, nor constitute a waiver of any provision of the Agreement.

          3. The Company hereby represents and warrants that:

          (a) After giving effect to this Amendment, no Default or Event of Default will have occurred or be continuing.

          (b) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business.

          (c) The execution, delivery and performance by the Company of this Amendment, are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation of the Company or of any judgment, injunction, order, decree, material agreement or other instrument binding upon the Company or result in the creation or imposition of any Lien on any asset of the Company or any of its Consolidated Subsidiaries.

          (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Company of this Amendment.

          (e) This Amendment has been duly executed and delivered by the Company. This Amendment is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to general principles of equity.

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          (f)     There is no action, suit, investigation, litigation or
     proceeding pending against, or to the knowledge of the Company, threatened against the Company or any of its Consolidated Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a significant probability of an adverse decision that (i) would have a material adverse effect on (x) the business, financial condition or results of operations of the Company and its Consolidated Subsidiaries taken as a whole, (y) the rights and remedies of the Holders under the Agreement or any Note or (z) the ability of the Company to perform its obligations under the Agreement or any Note or (ii) purports to affect the legality, validity or enforceability of this Amendment or the consummation of the transactions contemplated hereby.

          4. The Company agrees to pay all out-of-pocket expenses incurred by the Holders in connection with this Amendment in accordance with the terms of
Section 11B of the Agreement.

          5. This Amendment shall be construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of law provisions.

          6. Each of the Holders agrees to keep confidential, in accordance with
Section 11H of the Agreement, all information disclosed by the Company to the Holders in connection with this Amendment relating to the subject matter hereof (other than any such information (i) which was publicly known or otherwise known to such Holder at the time of disclosure, or (ii) which subsequently becomes publicly known through no act or omission by such Holder).

          7. This Amendment shall be effective as of the date first above written and the Agreement shall be deemed amended upon delivery to the Holders of a fully executed copy of this Amendment.

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          IN WITNESS WHEREOF, each of the Company and the undersigned Holders has caused this Amendment to be executed by its duly authorized representative as of the date and year first above written.


                                        THE INTERPUBLIC GROUP OF COMPANIES,
                                        INC.


                                        By: /s/ Steven Berns
                                           -------------------------------------
                                        Name: Steven Berns
                                        Title: Vice President and Treasurer


                                        HOLDERS:

                                        THE PRUDENTIAL INSURANCE COMPANY
                                        OF AMERICA


                                        By: /s/ Christopher Carey
                                           -------------------------------------
                                        Name: Christopher Carey
                                        Title: Vice President

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